Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BANCO SANTANDER, S.A.

(Exact Name of Registrant as Specified in Its Charter)

Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (4)
Equity	Shares of Capital Stock of Banco Santander, S.A., par value Euro 0.50 each, reserved for issuance pursuant to the Banco Santander, S.A. Deferred and Conditional Variable Remuneration Plan (Cycle XIII)	Rule 457(c) and Rule 457(h)	18,000,000	$4.43	$79,740,000	$0.0001476	$11,769.63
Equity	Shares of Capital Stock of Banco Santander, S.A., par value Euro 0.50 each, reserved for issuance pursuant to the Banco Santander, S.A. Deferred Multiyear Objectives Variable Remuneration Plan (Cycle VIII)	Rule 457(c) and Rule 457(h)	5,000,000	$4.43	$22,150,000	$0.0001476	$3,269.34
Equity	Shares of Capital Stock of Banco Santander, S.A., par value Euro 0.50 each, reserved for issuance pursuant to the Banco Santander, S.A. Buyouts Procedure	Rule 457(c) and Rule 457(h)	12,000,000	$4.43	$53,160,000	$0.0001476	$7,846.42
Total Offering Amounts					$155,050,000		$22,885.38
Total Fee Offsets							-
Net Fee Due							$22,885.38

(1)	The shares of capital stock of Banco Santander, S.A. (the “Registrant”), par value Euro 0.50 each (each, a “Share”) being registered hereby may be represented in the form of the Registrant’s American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), with each ADS representing one Share.

(2)	The Banco Santander ADSs to be awarded under the Banco Santander, S.A. Deferred and Conditional Variable Remuneration Plan (Cycle XIII), the Banco Santander, S.A. Deferred Multiyear Objectives Variable Remuneration Plan (Cycle VIII) and the Banco Santander, S.A. Buyouts Procedure will be acquired based on open market purchases. In addition, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall be deemed to include such additional ordinary shares as may be offered to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the provisions of the plan covered hereby.

(3)	Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act on the basis of the average high and low sale prices of Shares on the Madrid Stock Exchange on March 14, 2024, translated at the Federal Reserve Bank of New York Noon Buying Rate of U.S. $1.0888 per Euro 1.0 on March 15, 2024.

(4)	Rounded up to the nearest penny.